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                               State of Florida
                                   [GRAPHIC]
                              Department of State

I certify that the attached is a true and correct copy of the Articles of Incorporation of WALDEN WOODS OF SUGARMILL, INC.




A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, FILED ON March 20, 1985.

THE CHARTER NUMBER FOR THIS CORPORATION IS H480Z3



                                              Given under my hand and the
                                           Great Seal of the State of Florida
                                          at Tallahassee, the Capital, this the
                                                20th day of March, 1985.

GREAT SEAL OF THE STATE OF FLORIDA
        IN GOD WE TRUST

            [SEAL]

                                           /s/ George Firestone
                                           ------------------------------------
                                           George Firestone
                                           Secretary of State

WP-104 CER-101

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      The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.


                             ARTICLE I.  NAME

     The name of the corporation shall be:

                      WALDEN WOODS OF SUGARMILL, INC.

The principal place of business of this corporation shall be 1835 Jessica Road, Clearwater, Florida 33575.


                      ARTICLE II.  NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.


                        ARTICLE III.  CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 6,000 shares of common stock having a par value of $1 per share.


                            ARTICLE IV.  ADDRESS

     The street address of the initial registered office of the corporation shall be 502 East Park Avenue, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Information Services, Inc. -- Gail Shelby.


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Internal Revenue code and that the corporation will file as a Subchapter S corporation.

                            ARTICLE VII. DIRECTORS

     This corporation shall have one director, initially. The names and street addresses of the initial members of the Board of Directors are:

            Robert Miller            1835 Jessica Road
            Dir.                     Clearwater, Florida 33575

                           ARTICLE VIII. SUBSCRIBER

     The name and street address of the subscriber to these Articles of Incorporation is:

            Gail Shelby              502 East Park Avenue
                                     Tallahassee, Florida 32301

     IN WITNESS WHEREOF, the undersigned has hereunto set her hand and seal on this 20th day of March, 1985.



                                     /s/ Gail Shelby        (SEAL)
                                     -----------------------
                                     Gail Shelby

STATE OF FLORIDA

COUNTY OF LEON

     The foregoing instrument was acknowledged before me this 20th day of March, 1985, by Gail Shelby.


/s/ [illegible]
----------------------------------------
Notary Public, State of Florida at Large

My Commission Expires:
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